UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 30, 2008

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 30, 2008, the Vermont Public Service Board ("PSB") issued its Order approving the Company's Alternative Regulation Plan.  The Company issued a news release highlighting the key points of the Order, which is provided below.  The PSB Order dated September 30, 2008 is attached hereto and incorporated herein by reference as Exhibit 99.1.

Central Vermont Public Service
NEWS RELEASE

Contact: Steve Costello      (802) 747-5427       (802) 742-3062 (pager)
For Immediate Release: Oct. 2, 2008

PSB approves CVPS alternative regulation plan
RUTLAND – The Vermont Public Service Board has approved a Central Vermont Public Service alternative regulation plan designed to better link customer and investor interests, improve efficiency and help control costs.

“This construct will help CVPS better serve our customers, improve our credit worthiness, and encourage energy efficiency,” CVPS President Bob Young said.  “This is an important improvement in Vermont regulation.”

The board order concludes nearly a year of review, and sets the stage for a new system of rate review starting in 2009.  It provides for automatically adjusting rates on a quarterly basis to reflect fluctuating power purchase prices, and includes mechanisms to cap cost increases and to share earnings and losses between shareholders and customers.  “The decision by the board is a good compromise,” said Steve Wark, director of consumer affairs for the Department of Public Service, the state’s consumer advocate.  “It gives the utility the structure it needs, and gives regulators comfort in the oversight process that we need.  Overall, consumers will greatly benefit.”

Alternative regulation is intended to send customers more accurate and timely price signals, whether costs rise or fall, and create incentives for CVPS to operate efficiently.  The PSB and DPS will maintain oversight over the company and its rates through annual reviews and regular quarterly updates of CVPS’s costs and rates.

“We find that alternative regulation is in the best interests of CVPS and its ratepayers — a conclusion that both CVPS and the Vermont Department of Public Service have strongly supported in these proceedings,” the board said in its decision. The 56-page order details significant benefits for customers and the company.

“The Modified Plan we adopt today provides a number of benefits. For instance, the power cost adjustment mechanism will result in more timely recovery of CVPS’s reasonable power costs, which can vary significantly due to changes in the wholesale market and which comprise nearly 60% of CVPS’s total cost-of-service,” the board wrote. “This should help CVPS achieve an investment-grade corporate credit rating, which, in turn, will enable the Company to attract capital on more favorable terms than it presently does. This enhanced financial posture and lower capital costs will help CVPS as it begins to negotiate for resources to replace the two major long-term contracts for power from the Vermont Yankee Nuclear Power Station and Hydro-Quebec that expire in 2012 and 2015, respectively. Ultimately, these positive effects of CVPS’s strengthened financial profile should redound to the benefit of ratepayers in the form of lower rates and more favorable contractual terms in securing Vermont’s long-term power supply beyond 2012.

“The Modified Plan provides direct benefits to ratepayers as well. First, the Modified Plan affords the Company a lower return on equity, which in this case will directly lower the costs that CVPS seeks to collect from ratepayers. Second, the Modified Plan institutes an earnings sharing mechanism that offers ratepayers the prospect of additional rate relief as CVPS improves its earnings by operating more efficiently and cost-effectively.”

Under the order, CVPS’s return on equity will drop from 10.71 percent to a previously agreed-upon rate of 10.21 percent.  The board plans to investigate and set base rates for CVPS in the coming months, which will be implemented sometime in 2009.  The alternative regulation plan will be in place through 2011.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Vermont Public Service Board Order dated September 30, 2008.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel, and Corporate Secretary

October 2, 2008